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CUSIP No. 744319104            SCHEDULE 13D                       Page 17 of 21
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                                    EXHIBIT 3
                  SHAREHOLDER LIST REQUEST, DATED JULY 28, 2005


                         STILWELL VALUE PARTNERS I, L.P.
                             26 Broadway, 23rd Floor
                            New York, New York 10004
                                 (212) 269-5800




                                                         July 28, 2005

By Federal Express and Facsimile
Prudential Bancorp Inc. of Pennsylvania
1834 West Oregon Avenue
Philadelphia, Pennsylvania 19145

Attention: Lucy R. Cohen, Corporate Secretary


                     Re: Request For Record Of Shareholders

Dear Ms. Cohen:

      Stilwell Value Partners I, L.P. ("Stilwell Value Partners I") is the record owner of one hundred (100) shares of common stock of Prudential Bancorp Inc. of Pennsylvania (the "Company"). (A copy of the certificate of stock is enclosed herewith.) Pursuant to Section 1508(b) of the Pennsylvania Corporation Law (15 Pa. C.S. ss.1508(b)), Stilwell Value Partners I hereby demands that it be given the opportunity to inspect and copy, on August 8, 2005, during the usual hours for business, the following (collectively, the "Record of Shareholders"):

      1. A complete record or list of the Company's shareholders, certified by its transfer agent and setting forth the name and address of each shareholder of the Company and the number of shares of the Company's common stock ("Common Stock") registered in the name of each shareholder of the Company.

      2. A magnetic computer tape list of the Company's shareholders, setting forth the name and address of each shareholder and the number of shares of Common Stock registered in the name of each shareholder, together with any computer processing information that may be relevant to the use of such computer tape, and a printout of such magnetic computer tape for verification purposes.

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CUSIP No. 744319104            SCHEDULE 13D                       Page 18 of 21
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      3. All  information  in or which comes into the  Company's  possession  or control, or which can reasonably be obtained from nominees of any central certificate depository system, concerning the number and identity of the actual beneficial owners of Common Stock, including a list of all owners who hold Common Stock in the name of Cede & Co. or other similar nominees and any respondent bank listings obtained pursuant to the requirements of Rule 14b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and a list or lists containing the name, address, and number of shares of Common Stock attributable to participants in any employee stock ownership, incentive, profit sharing, savings, retirement, stock option, stock purchase, restricted stock or other comparable plan of the Company in which the voting of shares held by such plan is made, directly or indirectly, individually or collectively, by participants in such plan.

      4.  As  promptly  as   practicable,   any  and  all  omnibus  proxies  and
correspondent participant listings with respect to all nominees and respondent banks which are currently in effect.

      5. All lists, tapes and other data in or which come into the possession or control of the Company, or which can reasonably be obtained pursuant to Rules 14b-1 and 14b-2 promulgated under the Exchange Act, which set forth the name and address of, and the number of shares owned by, each beneficial owner of Common
Stock who has not objected to having his or her name disclosed (the "non-objecting beneficial owners" or " NOBO" list).

      6. A "stop transfer" list or stop list relating to the shares of Common Stock. For purposes of the foregoing demand, we request that the Company provide or otherwise make available all such information as of the most recent practicable date and, when available, as of the record date (the "Record Date") for the meeting of shareholders of the Company at which the Company's stock recognition and retention plan and stock option plan (the "Plans") will be submitted for shareholder approval (the "Meeting"). In addition, we further request that the Company provide or otherwise make available all additions, changes and corrections to any of the requested information from the Record Date until the Meeting. We agree to bear all reasonable costs incurred by the Company in connection with obtaining and furnishing the requested information and other materials.

      The purpose of this demand is to permit the undersigned to communicate with other shareholders of the Company concerning the Plans and to solicit proxies from other shareholders of the Company for use at the Meeting to oppose the adoption of the Plans.

      The undersigned will send Spencer L. Schneider, Esq., as its agent and attorney to conduct the requested inspection and copying of all requested information and other materials. Please advise Mr. Schneider (Tel: (212) 233-7400) as to the time and place that the requested information will be made available in accordance with this demand. A copy of a power of attorney appointing Mr. Schneider as attorney in fact is attached pursuant to 15 Pa. C.S. ss.1508(b).

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CUSIP No. 744319104            SCHEDULE 13D                       Page 19 of 21
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      As you are no doubt aware, under 15 Pa. C.S. ss.1508(c),  you are required to respond to this demand within five business days of the date of this letter.

                                   Very truly yours,
                                   /s/
                                   Joseph Stilwell
                                   Managing Member of Stilwell Value LLC,
                                   General Partner of Stilwell Value Partners I, L.P.

Copy to:
Thomas A. Vento,
President and Chief Executive Officer

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CUSIP No. 744319104            SCHEDULE 13D                      Page 20 of 21
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                                  VERIFICATION
STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

      I, Joseph Stilwell, hereby state, subject to the penalties of 18 Pa. C.S. ss.4904, that I am the Managing Member of Stilwell Value LLC, the General Partner of Stilwell Value Partners I, L.P., which is record owner of one hundred
(100) shares of common stock of Prudential Bancorp Inc. of Pennsylvania. I am authorized to execute the foregoing demand on behalf of Stilwell Value Partners I, L.P. The facts, statements and representations contained in the foregoing request for records are true and correct to the best of my knowledge and belief.


                                          /s/ Joseph Stilwell
                                          --------------------------------------
                                                    Joseph Stilwell

Jurat

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CUSIP No. 744319104            SCHEDULE 13D                       Page 21 of 21
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                                POWER OF ATTORNEY

      I, Joseph Stilwell, hereby state, subject to the penalties of 18 Pa. C.S. ss.4904, that I am the Managing Member of Stilwell Value LLC, the General Partner of Stilwell Value Partners I, L.P., which is record owner of one hundred
(100) shares of common stock of Prudential Bancorp Inc. of Pennsylvania. I hereby appoint Spencer L. Schneider, Esq., the undersigned's true and lawful attorney in fact, with full power and authority to act on behalf of Stilwell Value Partners I, L.P., to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, in order to conduct the inspection of the shareholder records of Prudential Bancorp Inc. of Pennsylvania requested in the foregoing written request dated this day.

                                          /s/ Joseph Stilwell
                                          --------------------------------------
                                                    Joseph Stilwell


Jurat